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                                  EXHIBIT 23.2






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 1995 included in Brite Voice Systems, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.


                    /s/ Arthur Anderson LLP



Kansas City, Missouri,
May 12, 1995